Exhibit 1.1

Execution Version

Old National Bancorp

$175,000,000

4.125% Senior Notes due 2024

Underwriting Agreement

August 12, 2014

Sandler O’Neill + Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Old National Bancorp, an Indiana corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Sandler O’Neill + Partners, L.P. (the “Underwriter”), $175,000,000 in aggregate principal amount of the Company’s 4.125% Senior Notes due 2024 (the “Notes”). The Notes are to be issued pursuant to a senior indenture dated as of July 23, 1997 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association (as successor to Bank One, NA)), as trustee (the “Trustee”), as supplemented by a Second Indenture Supplement thereto, to be dated as of August 15, 2014, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company understands that the Underwriter proposes to make a public offering of the Notes as soon as the Underwriter deems advisable after this Agreement has been executed and delivered. Notes issued in book-entry form shall be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket issuer letter of representations to be entered into between the Company and DTC.

1. (a) The Company represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i)(A) hereof, as of the Closing Time referred to in Section 4 hereof, and agrees with the Underwriter, as follows:

(i) A registration statement on Form S-3 (No. 333-196587), including the related prospectus, covering the registration of various securities, including the Notes (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations (the “1933 Act Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the 1933 Act; and (iii) is effective under the 1933 Act. As used in this Agreement:

(A) “Applicable Time” means 4:00 p.m. (Eastern time) on August 12, 2014;

(B) “Effective Date” means any date as of which any part of such registration statement relating to the Notes became, or is deemed to have become, effective under the 1933 Act in accordance with the 1933 Act Regulations;

(C) “Final Term Sheet” means the final term sheet substantially in the form set forth on Schedule I hereto, reflecting the final terms of the Notes;

(D) “General Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule I hereto and each Issuer-Represented Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer-Represented Free Writing Prospectus under Rule 433 of the 1933 Act Regulations;

(D) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(E) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

(F) “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, including any preliminary prospectus supplement thereto relating to the Notes;

(G) “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations; and

(H) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the 1933 Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the 1934 Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted, or to the knowledge of the Company, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(ii) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Notes, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Time.

(iii) The Registration Statement conformed and will conform in all material respects on the Effective Date and at the Closing Time, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the 1933 Act and the 1933 Act Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and at the Closing Time to the requirements of the 1933 Act and the 1933 Act Regulations.

(iv) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Section 8(b) hereof.

(v) The Prospectus will not, as of its date and at the Closing Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Section 8(b) hereof.

(vi) The General Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Section 8(b) hereof.

(vii) Each Issuer-Represented Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the General Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii) Each Issuer-Represented Free Writing Prospectus conformed or will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer-Represented Free Writing Prospectus pursuant to the 1933 Act Regulations. The Company has not made any offer relating to the Notes that would constitute an Issuer-Represented Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the 1933 Act Regulations all Issuer-Represented Free Writing Prospectuses that were not required to be filed pursuant to the 1933 Act Regulations.

(ix) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, in each case, in all material respects with the requirements of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, at the Effective Date, at the Applicable Time and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(x) On July 31, 2014, the Company consummated its acquisition of United Bancorp, Inc. pursuant to an Agreement and Plan of Merger dated as of January 7, 2014 (the “United Acquisition”). On June 3, 2014, the Company entered into an Agreement and Plan of Merger with LSB Financial Corp. (“LSB”), pursuant to which LSB will merge with and into the Company (the “LSB Acquisition Agreement”). On July 25, 2014, the Company entered into an Agreement and Plan of Merger with Founders Financial Corporation (“Founders”), pursuant to which Founders will merge with and into the Company (the “Founders Acquisition Agreement”). The Company confirms that the representations and warranties contained in paragraphs (iv), (v), (vi), (vii) and (ix) of this Section 1 are true and correct in light of the consummation of the United Acquisition, and the anticipated consummation of the transactions contemplated by the LSB Acquisition Agreement and the transactions contemplated by the Founders Acquisition Agreement.

(xi) The financial statements, including the related schedules and notes, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (the “Financial Statements”) comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act and present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the consolidated results of their operations and consolidated cash flows of the Company and its subsidiaries for the periods specified. Such Financial Statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles in effect in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply with Regulation G promulgated under the 1934 Act, the 1934 Act Regulations and Item 10(e) of Regulation S-K. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xii) Crowe Horwath LLP (“Crowe”), the independent registered public accounting firm that audited the financial statements of the Company and its subsidiaries that are included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(xiii) The statistical and market-related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(xiv) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Underwriter, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(xv) Each of the Company and its subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Company and its subsidiaries has all power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the Company has all power and authority necessary to enter into and perform its obligations under this Agreement. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and meets the applicable requirements for qualification as such. Old National Bank (the “Bank”) is a national bank chartered under the laws of the United States. Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X is listed as such on Schedule III attached hereto.

(xvi) Since the respective dates as of which information is contained in the Registration Statement, the General Disclosure Package and the Prospectus, except as disclosed therein, (A) the Company and its subsidiaries, considered as one enterprise, have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries or any development that has caused a Material Adverse Effect or that the Company reasonably expects to cause a Material Adverse Effect, (C) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, other than transaction entered into in the ordinary course of business and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xvii) The Company and its subsidiaries have good and indefeasible title in fee simple to all real property and good and indefeasible title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are described generally in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any subsidiary has received any written or, to the Company’s knowledge, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xviii) The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, conform in all material respects to the description thereof included in the Registration Statement, the General Disclosure Package and the Prospectus, and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the

Company. The description of the Company’s stock option, stock bonus and other stock plans or compensation arrangements and the options or other rights granted thereunder, included in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly presents, in all material respects, the information required to be described therein with respect to such plans, arrangements, options and rights.

(xix) All of the issued and outstanding capital stock of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary’s capital stock or common securities, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xx) The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The Base Indenture constitutes and the Supplemental Indenture, when duly executed and delivered by the Company and the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description of the Indenture contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxi) The Notes to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when delivered to and paid for by the Underwriter, will have been duly executed by the Company in accordance with the provisions of the Indenture. The Notes, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price for the Notes as provided in this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and the terms of the Indenture, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(xxii) The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the certificate of formation, articles of incorporation, articles of association or charter (as applicable) or bylaws of the Company or any of its subsidiaries, or (C) result in any violation of any statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for, in the case of clauses (A) and (C) those conflicts, breaches, violations or defaults that would not result in a Material Adverse Effect; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriter.

(xxiii) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of formation, articles of incorporation, articles of association or charter (as applicable), bylaws or other governing documents or (B) in breach, violation or default (with or without notice or lapse of time or both) of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company or any subsidiary is subject except in each case for such breaches, violations or defaults that would not result in a Material Adverse Effect.

(xxiv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the FRB, the Federal Deposit Insurance Corporation (the “FDIC”), the Office of the Comptroller of the Currency (the “OCC”) and any other federal or state bank regulatory authorities with jurisdiction over the Company or its subsidiaries), and neither the Company nor any of its subsidiaries has received any written or oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in material compliance with any statute, law, rule, regulation, decision, directive or order.

(xxv) There are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any court or Government Entity, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the 1933 Act or the 1933 Act Regulations and is not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect, and there are no contracts or documents of the Company or any of its subsidiaries which would be required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described or filed.

(xxvi) Each of the Company and its subsidiaries (A) possesses all permits, licenses, approvals, consents and other authorizations of (collectively, “Governmental Licenses”), (B) has made all filings, applications and registrations with, all Governmental Entities necessary to permit the Company or such subsidiary to conduct the business now operated by the Company or such subsidiary, and (C) is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses currently held by the Company or any of its subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; neither the Company nor any of its subsidiaries has failed to file with applicable Governmental Entities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be in such compliance would not, singly or in the aggregate, result in a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any Governmental Entity with respect to any such filings or submissions.

(xxvii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, or code or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company and its subsidiaries has all permits, authorizations and approvals required to be held by it under any applicable Environmental Laws and is in compliance in all material respects with the requirements of each such permit, authorization and approval held by it, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxviii) The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would not result in a Material Adverse Effect.

(xxix) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement and the Prospectus by the 1933 Act or the 1933 Act Regulations which has not been so described.

(xxx) Neither the Company nor the Bank is or, after giving effect to the offering and sale of the Notes, and after receipt of payment for the Notes and the application of the net proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxi) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to the Company and as to which compliance is currently required by the Company.

(xxxii) Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

(xxxiii) None of the Company, its subsidiaries and, to the knowledge of the Company, their respective directors, officers, employees and agents and other persons, in each case, acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds of the Company or any of its subsidiaries to make any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith, or (D) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxiv) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents, in all material respects, the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and Rule 15(d)-15(f) under the 1934 Act), that complies with the requirements of the 1934 Act applicable to them; the Company’s internal control over financial reporting is effective; and since the end of the Company’s most recent audited fiscal year, there has been (X) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) of which the Company is aware and (Y) no change in the Company’s internal control over financial reporting that has materially affected adversely, or is reasonably likely to materially affect adversely, the Company’s internal control over financial reporting.

(xxxv) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act that are applicable to an issuer that has a class of securities registered under Section 12 of the 1934 Act.

(xxxvi) None of the Company and any of its subsidiaries is in violation of any order or directive from the FRB, the OCC, the FDIC, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses. The Company and its subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the FRB, the OCC, the FDIC and the Commission). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter, or is subject to any directive by, or has been a recipient of any supervisory letter from any Regulatory Agency (as defined below) that, in each case, currently relates to or materially restricts in any respect the conduct of their business or that in any manner relates to capital adequacy, credit policies or management, nor at the request or direction of any Regulatory Agency has the Company or any of its subsidiaries adopted any board resolution that is reasonably likely to have a Material Adverse Effect (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that such Regulatory Agency is considering issuing or requesting any such Regulatory Agreement or any such Regulatory Agreement is pending or, to the knowledge of the Company, threatened. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are each in substantial compliance with any Regulatory Agreements, including memorandums of understanding and any other orders or agreements, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxxvii) Each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance with ERISA, except where the failure to be in compliance with ERISA would not result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971 or 4975 of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service regarding its qualification under such section and, to the knowledge of the Company, its subsidiaries and its ERISA affiliates, nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(xxxviii) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the business in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to obtain insurance coverage from insurers similar to their current insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any subsidiary of the Company has been denied any insurance coverage which it has sought or for which it has applied in any instance in which such insurance coverage was offered by the carrier from which the Company or such subsidiary sought such coverage or to which it applied for such coverage.

(xxxix) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or the Underwriter, for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Notes.

(xl) The Company and its subsidiaries have (i) filed all necessary federal, state and foreign income and franchise tax returns that they are required to have filed or have properly requested extensions of the deadline for the filing therefor and all such tax returns as filed are true, complete and correct in all material respects and (ii) have paid all taxes required to be paid by any of them, other than such taxes as may be paid at a later date without any penalty or fine and except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties, the nonpayment or late payment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xli) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, would reasonably be expected to result in a Material Adverse Effect.

(xlii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xliii) The Company has not distributed and, prior to the Closing Time, will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer-Represented Free Writing Prospectus approved by the Underwriter.

(xliv) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlv) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time of execution of such instruments, contracts or arrangements. The Company and each of its subsidiaries have duly performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not result in a Material Adverse Effect.

(xlvi) Neither the Company nor any director, officer, agent, employee or affiliate of the Company is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); (b) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Russia, Sudan and Syria); and (c) the Company will not, directly or indirectly, use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, any joint venture partner of the Company or any of its subsidiaries or any other person or entity, for the purpose of financing the activities of any person in, or engage in dealings or transactions with any person in, any country, or territory, subject to any U.S. sanctions administered by OFAC.

(xlvii) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons to which the Company or any of its subsidiaries is a party, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of Securities shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein as of the date of such certificate.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price equal to 99.35% of the aggregate principal amount of the Notes, $175,000,000 in aggregate principal amount of the Notes.

3. Upon the authorization by the Underwriter of the release of the Notes, the Underwriter proposes to offer the Notes for sale upon the terms and conditions set forth in the General Disclosure Package and the Prospectus.

4. The Notes to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of DTC, for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment shall be 10:00 a.m. (Eastern time) on August 15, 2014 (such time and date of payment and delivery being herein called “Closing Time”).

The documents to be delivered at Closing Time by or on behalf of the parties hereto, including the cross receipt for the Notes, will be delivered at the offices of Calfee, Halter & Griswold LLP, 1405 East Sixth Street, Cleveland, Ohio 44114, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 a.m. (Eastern time) on August 15, 2014, or such other time and date as the Underwriter and the Company may agree upon in writing.

5. The Company further covenants and agrees with the Underwriter as follows:

(a) The Company will prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement and will make no further amendment or any supplement to the Registration Statement or the Prospectus that shall be reasonably disapproved by the Underwriter promptly after reasonable notice thereof. The Company will advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed with the Commission or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission and furnish the Underwriter with copies thereof and will advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order with respect to the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

(b) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement, any Term Sheet or any amendment, supplement or revision to either any Preliminary Prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) The Company will pay the applicable Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein.

(d) The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

(e) Promptly from time to time, the Company will take such action as the Underwriter may reasonably request to qualify the Notes for offering and sale under the securities laws of such states and other jurisdictions as the Underwriter may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. In each state or other jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such state or other jurisdiction to continue such qualification in effect until the completion of the distribution of the Notes. The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdiction as the Underwriter may reasonably request.

(f) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (B) each Issuer-Represented Free Writing Prospectus and (C) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(g) The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) The Company will make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

(i) The Company will use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(j) The Company will not make any offer relating to the Notes that would constitute an Issuer-Represented Free Writing Prospectus without the prior written consent of the Underwriter (which consent being deemed to have been given with respect to the (A) Final Term Sheet prepared and filed pursuant to Section 5(m) hereof and (B) any other Issuer-Represented General Free Writing Prospectus identified on Schedule II hereto).

(k) Until the Closing Time, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes (including, without limitation, with respect to the maturity, currency, interest rate and other material terms of the Notes).

(l) The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company, whether to facilitate the sale or resale of the Notes or otherwise.

(m) The Company will prepare the Final Term Sheet in form and substance satisfactory to the Underwriter, and the Company represents and agrees that, unless it obtains the prior consent of the Underwriter, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Underwriter and the Company is hereinafter referred to as a “Permitted Free Writing Prospectuses.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by the Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Notes or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer-Represented Free Writing Prospectus.

6. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the reasonable out-of-pocket expenses incurred by the Underwriter in connection with its engagement related to outside legal fees; (ii) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA fees, including the filing fees incident thereto; (iii) all fees and disbursements of the Company’s counsel and accountants in connection with the registration of the Notes under the 1933 Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (iv) all expenses in connection with the qualification of the Notes for offering and sale under state securities as provided in Section 5(e) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification; (v) the cost of printing or reproducing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (vi) the fees and expenses of the Trustee, including fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics; (ix) any fees payable in connection with the rating of the Notes; (x) the fees and expenses incurred in connection with having the Notes eligible for clearance, settlement and trading through the facilities of DTC; and (xi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 6.

7. The obligations of the Underwriter hereunder to purchase and pay for the Notes as provided herein on the Closing Time shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Closing Time, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 5(a) hereof, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter’s reasonable satisfaction, the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed in such filings by Rule 433.

(b) At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Krieg DeVault LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto. Such counsel may also state that, insofar as either such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) At the Closing Time, the Underwriter shall have received the opinion, dated as of Closing Time, of Calfee, Halter & Griswold LLP, counsel for the Underwriter. The opinion shall address the matters as the Underwriter may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Ohio and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) On the date of this Agreement and at the Closing Time, Crowe shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided that the letter delivered as of the Closing Time shall use a “cut-off” date no more than three business days prior to the Closing Time.

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, capital adequacy for regulatory purposes, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or their business affairs, business prospects or regulatory affairs, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Closing Time on the terms and in the manner contemplated in the Prospectus.

(f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or Indiana authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including, without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the reasonable judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Closing Time on the terms and in the manner contemplated in the Prospectus.

(g) The Underwriter shall have received a certificate of the President and Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though made at and as of the Closing Time, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are to their knowledge contemplated by the Commission and (iv) no event of default under the Indenture or default with notice and/or lapse of time that would be an event of default in respect of the Notes has occurred and is continuing.

(i) Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) of which the Company has notice or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any condition specified in this Section 7 shall not have been satisfied when and as required to be satisfied or shall not have been waived by such time, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Time. If the sale of any of the Notes provided for herein is not consummated because any condition set forth in this Section 7 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriter upon demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed offering of those of the Notes as to which such sale is not consummated; provided that any such out-of-pocket expenses incurred by the Underwriter shall be deemed to be expenses incurred by the Underwriter under clause (i) of Section 6 hereof for purposes of the proviso to such clause (i). In addition, such termination shall be subject to Section 6 hereof, and Sections 1, 8 and 10 hereof shall survive any such termination and remain in full force and effect.

8. (a) The Company will indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and their respective partners, directors, officers, employees and agents and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer-Represented Free Writing Prospectus, any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Issuer-Represented Free Writing Prospectus, any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, provided that the Company and the Underwriter hereby acknowledge and agree that the only information that the Underwriter has furnished to the Company consists solely of the information described as such in subsection (b) below.

(b) The Underwriter shall indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer-Represented Free Writing Prospectus, any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (provided, however, that the Company and the Underwriter hereby acknowledge and agree that the only such information that the Underwriter has furnished to the Company consists solely of the following: the allocation, concession and reallowance figures and the paragraphs relating to stabilization by the Underwriter appearing in the General Disclosure Package and the Prospectus in the section entitled “Underwriting”) and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party has been prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, be counsel to the indemnifying party), provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume the legal defenses of such indemnified party or parties (but not to control the defense of such action as to the indemnifying party) and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with, to the extent necessary in the circumstances, one separate local counsel in the jurisdiction in which such action is pending) to represent all indemnified parties, approved by the indemnifying party) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of one counsel for the indemnified party or parties (in addition to local counsel) shall be at the expense of the indemnifying party. The indemnifying party under this Section 8 shall not be liable for any settlement or compromise of or agreed judgment in any proceedings effected or agreed to without its express prior written consent, but if any such proceeding is settled or compromised, or an agreed judgment is entered into, with such consent or if there be a final judgment (other than an agreed judgment) rendered in favor of for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement, compromise, agreed judgment or other judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Underwriter, or any of the respective partners, directors, officers and employees of the Underwriter or any such controlling person. The obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Company or any of the respective directors and officers of the Company or any such controlling person.

(f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

9. [RESERVED].

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

11. If this Agreement is terminated pursuant to the last paragraph of Section 7 hereof, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and provided further that Sections 1, 8 and 10 hereof shall survive such termination and remain in full force and effect.

12. [RESERVED].

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: General Counsel, with a copy to Calfee, Halter & Griswold LLP, 1405 East Sixth Street, Cleveland, Ohio 44114, Attention: John J. Jenkins; and if to the Company shall be delivered or sent by mail or facsimile to Old National Bancorp, One Main Street, Evansville, Indiana 47708, Attention: Chief Legal Officer, with copies to Krieg DeVault LLP, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204, Attention: Michael J. Messaglia. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, its subsidiaries or the Company’s shareholders, creditors, employees or any other third party, (iii) the Underwriter has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or its subsidiaries on any other matters) and the Underwriter has no obligation to the Company or its subsidiaries with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or its subsidiaries and the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, (v) the Company and its subsidiaries waive, to the fullest extent permitted by law, any claims the Company may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or its subsidiaries in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company, and (vi) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

17. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Any facsimile or electronically transmitted copies hereof or signatures hereon shall, for all purposes, be deemed originals.

19. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours, OLD NATIONAL BANCORP

By:	/s/ Robert G. Jones
Name:	Robert G. Jones
Title:	President and Chief Executive Officer

Accepted as of the date hereof:

Sandler O’Neill + Partners, L.P.

By:	SANDLER O’NEILL + PARTNERS, L.P.

By:	Sandler O’Neill + Partners Corp.,
the sole general partner

By: /s/ Robert A. Kleinert

Name: Robert A. Kleinert

Title: An Officer of the Corporation

Schedule I

Final Term Sheet

Dated August 12, 2014

Old National Bancorp

4.125% Senior Notes due August 15, 2024

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Issuer:	Old National Bancorp (“ONB” / NASDAQ)

Security Type:	Senior Notes

Legal Format:	SEC Registered

Aggregate Principal Amount:	$175,000,000

Anticipated Rating:	[ ]. A rating reflects only the view of a rating agency, and it is not a recommendation to buy, sell or hold the Notes. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if such rating agency decides that circumstances warrant that change.

Maturity:	August 15, 2024

Coupon:	4.125%

Price to Public:	100.00%

Yield to Maturity:	4.125%

Pricing Benchmark:	2.50% due May 15, 2024

Benchmark Treasury Yield:	2.445%

Spread to Benchmark:	168 bps

Interest Payment Dates:	Semi-annually on February 15 and August 15 of each year, commencing on February 15, 2015

Day Count Convention:	30 / 360, unadjusted

Denominations:	$1,000 denominations and integral multiples of $1,000

CUSIP / ISIN:	680033 AC1 / US680033AC14

Trade Date:	August 12, 2014

Settlement Date (T+3):	August 15, 2014

Underwriting Discount:	0.65%

Use of Proceeds:	ONB intends to use the net proceeds for general corporate purposes, which may include providing capital to support the growth of its business, payment of the cash consideration of its pending acquisitions of LSB and Founders, payment of the cash consideration components of opportunistic acquisitions of other financial institutions, and repurchases of its common stock. Other than the pending acquisitions of LSB and Founders, ONB has no current commitments or agreements with respect to any additional acquisitions and may decide not to make any additional acquisitions. If, for any reason, one or both of the pending acquisitions are not consummated, ONB will use the net proceeds of the Notes that would have been used in connection with the acquisition for general corporate purposes.

Sole Book-Running Manager:	Sandler O’Neill + Partners, L.P.

The Issuer has filed a registration statement (including a prospectus) on Form S-3 (File No. 333-196587) and a related preliminary prospectus supplement dated August 11, 2014 with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, the related preliminary prospectus supplement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Sandler O’Neill + Partners, L.P. toll free at 1-866-805-4128.

Schedule II

Issuer-Represented General Free Writing Prospectus

Investor Presentation titled “Senior Notes Offering” dated August 11, 2014, as filed with the Commission on August 11, 2014, pursuant to Rule 433 of the 1933 Act Regulations.

Final Term Sheet

Schedule III

List of Subsidiaries

Old National Bank

EXHIBIT A

Form of Opinion of Counsel to the Company to be delivered pursuant to Section 7(b)

(i) The Company has been incorporated, is validly existing as a corporation under the laws of the State of Indiana and is registered as a bank holding company, and qualified as a financial holding company, under the BHCA.

(ii) The Company and each of its subsidiaries identified in Schedule III to the Underwriting Agreement has all corporate power and authority necessary to own, lease and operate their respective properties and to conduct their respective businesses in all material respects as such businesses are described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has all corporate power and authority necessary to enter into and perform its obligations under the Underwriting Agreement.

(iii) The Bank has been duly chartered and is validly existing as a national bank under the laws of the United States, with all corporate power and authority necessary to own, lease and operate its properties and to conduct its businesses in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Bank is the only depository institution subsidiary of the Company.

(iv) The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee and issued and delivered in the manner provided in the Indenture against payment of the consideration therefor in accordance with the Underwriting Agreement, will have been duly authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and will be entitled to the benefits provided by the Indenture.

(v) Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company. Assuming the due authorization, execution and delivery of the Base Indenture and the Supplemental Indenture by the Trustee, the Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(vi) The Indenture has been duly qualified under the 1939 Act.

(vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(viii) Any required filing of the Preliminary Prospectus, the Prospectus and any supplement thereto pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by such Rule 424(b). Any required filing pursuant to Rule 433 under the 1933 Act of any Issuer-Represented Free Writing Prospectus has been made within the time period required by Rule 433(d) under the 1933 Act.

(ix) The Registration Statement as of the Effective Date, the Preliminary Prospectus as of the Applicable Time and the Prospectus, as of its date and the Closing Time (other than the financial statements and supporting schedules included and other related financial and accounting data and information contained therein or in exhibits to or excluded from the Registration Statement, as to which such counsel may express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act.

(x) The statements made in the General Disclosure Package and in the Prospectus under the captions “Description of Debt Securities” and “Description of Notes,” insofar as such statements purport to constitute summaries of the terms of the Notes and the Indenture, constitute accurate summaries of such terms in all material respects.

(xi) The statements made in the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(xii) The statements (i) under the captions “Legal Proceedings,” and “Business—Supervision and Regulation” appearing in the 1934 Act filings of the Company incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) in Item 15 of the Registration Statement on the Effective Date, insofar as such statements constitute matters of law, summaries solely of legal matters, provisions of the Company’s articles of incorporation or bylaws, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly summarize those matters of law, legal matters, provisions of the Company’s articles of incorporation or bylaws, documents or legal proceedings or legal conclusions in all material respects.

(xiii) To such counsel’s knowledge, other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement.

(xiv) To such counsel’s knowledge, there are no agreements or instruments required to be described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; and any descriptions of any such agreements or instruments contained therein fairly summarize such agreements or instruments in all material respects.

(xv) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the Company’s execution, delivery of, and performance of its obligations under, the Underwriting Agreement, the Notes and the Indenture, including the issuance and sale of the Notes, and the consummation of the transactions contemplated by the Underwriting Agreement, except (i) as required under applicable state securities or blue sky laws and (ii) as otherwise have been obtained or made.

(xvi) None of (A) the execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder, (B) the execution and delivery of the Indenture and the global note representing the Notes by the Company and the performance by the Company of its obligations thereunder or (C) the issuance and sale by the Company of the Notes: (i) will result in any violation of the provisions of the articles of incorporation or bylaws of the Company; (ii) will constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material agreements and instruments of which such counsel has knowledge; or (iii) will result in any violation of any applicable laws related to the execution and delivery of the Underwriting Agreement or the issuance and sale of the Notes or, to such counsel’s knowledge, any administrative or court decree applicable to the Company, except, with respect to clause (ii), for those conflicts, breaches, defaults, liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xvii) Neither the Company nor any of its subsidiaries identified on Schedule III of the Underwriting Agreement is, or as a result of the consummation of the sales of the Notes as contemplated by the Underwriting Agreement (including the receipt of proceeds from the offering contemplated therein) will be, required to register as an investment company under the Investment Company Act of 1940, as amended.

Nothing has come to the attention of such counsel that would lead such counsel to believe that (1) the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (3) the Prospectus, as of its date or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel makes no statement as to any financial statements (including schedules and notes thereto) and other financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or omitted therefrom.

In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Indiana and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter.

Such counsel shall advise whether, to such counsel’s knowledge, any stop order suspending the effectiveness of the Registration Statement has been issued by the Commission or any proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

Such counsel’s opinions may be based on and subject to such assumptions, qualifications, limitations and exceptions as are customary in such opinion letters with respect to opinions of the type described above. In addition, such counsel may state that whenever its opinion is based on factual matters that are “to its knowledge” or “of which it has knowledge,” or words of similar import, such counsel has, with your concurrence, relied to the extent such counsel deemed appropriate on certificates of officers (after the discussion of the contents thereof with such officers) of the Company or certificates of others as to the existence or nonexistence of the factual matters upon which such opinion is predicated. Such counsel shall state that it has no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.